SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD STAR FUNDS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE                                                                SEE BELOW

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(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER

                                                                                                    IDENTIFICATION NO.)

C/O         VANGUARD STAR FUNDS

               P.O. BOX 2600                                                                      19482

               VALLEY FORGE, PA                                                     (ZIP CODE)

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:               Exchange                      I.R.S. Employer

                                                                                                       Identification Number

Vanguard Total International Stock ETF      The NASDAQ            23-2834923

                                                                 Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 2-88373

     Securities to be registered pursuant to Section 12(g) of the Act: None

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 58 and 59 to the Registration Statement on Form N-1A  (Securities Act file number 002-88373 and Investment  Company  Act  file  number  811-3919, respectively (collectively,  the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.      Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2.   Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the   Registration Statement.

3.   Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                             VANGUARD STAR FUNDS

DATE: January 26, 2011

                                                              /s/ Natalie Bej

                                                              ___________________________

                                                             Natalie Bej

                                                             Assistant Secretary

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